Exhibit 99.1

Burlington Stores, Inc. Announces Retirement of Chief Financial Officer John Crimmins

BURLINGTON, New Jersey; April 4, 2022 — Burlington Stores, Inc. (NYSE: BURL), a nationally recognized off-price retailer of high-quality, branded apparel, footwear, accessories, and merchandise for the home at everyday low prices, today announced that John Crimmins will retire from his position as Chief Financial Officer on the earlier of August 31, 2022 or the date his successor commences employment. Burlington has initiated an external search for a new Chief Financial Officer and, in order to ensure an orderly transition, Mr. Crimmins has agreed to provide consulting services at the request of the company through the end of February 2023.

“I greatly appreciate John’s outstanding leadership, tireless dedication and many significant contributions to Burlington over the years. His financial expertise and strong commitment to our shareholders, associates and customers have been invaluable,” said Burlington Chief Executive Officer Michael O’Sullivan. “John has elevated our Finance organization and strengthened the team through his commitment to excellence and talent development. We have built a deep bench of strong and long tenured senior leaders throughout our Finance organization, including in the areas of Financial Planning and Analysis, Investor Relations and Treasury, as well as Accounting and Tax, which we believe will make for a seamless transition. The Board and I are grateful for John’s efforts and accomplishments, and we wish him all the best in retirement.”

“My 11 years at Burlington have been incredible,” Crimmins said. “It has been a privilege to work alongside Michael and the many talented individuals throughout the company. Our leadership team and our Finance organization have never been stronger, and now feels like the right time to transition to the next chapter in my personal life. I am very proud of what we have accomplished together, and I look forward to watching Burlington’s continued development and success.”

Mr. Crimmins, 65, became Burlington’s Chief Financial Officer in October 2019 after serving in that capacity on an interim basis since September 2019. Prior to this role, Mr. Crimmins was Burlington’s Executive Vice President, Finance. Mr. Crimmins first came to Burlington in 2011 as the company’s Senior Vice President, Finance, Chief Accounting Officer. Prior to joining Burlington, Mr. Crimmins worked at Timberland from 2002 to 2009. Mr. Crimmins initially served as Timberland’s Chief Accounting Officer until 2007 when he became Chief Financial Officer. Prior to 2002, Mr. Crimmins served in various financial management positions including several years at Reed Business Information.

Burlington has engaged Egon Zehnder, a global leadership advisory firm, to assist in its external Chief Financial Officer search process.

About Burlington Stores, Inc.

Burlington Stores, Inc., headquartered in New Jersey, is a nationally recognized off-price retailer with Fiscal 2021 net sales of $9.3 billion. The Company is a Fortune 500 company and its common stock is traded on the New York Stock Exchange under the ticker symbol “BURL.” The Company operated 840 stores as of the end of the fourth quarter of Fiscal 2021, in 45 states and Puerto Rico, principally under the name Burlington Stores. The Company’s stores offer an extensive selection of in-season, fashion-focused merchandise at up to 60% off other retailers' prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts and coats.

For more information about the Company, visit www.burlington.com.

Investor Relations Contacts:

David J. Glick

Daniel Delrosario

855-973-8445

Info@BurlingtonInvestors.com

Allison Malkin

ICR, Inc.

203-682-8225

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). All statements other than statements of historical fact included in this release are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from expectations, including those described from time to time in our filings with the Securities and Exchange Commission. For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.